Exhibit 99.2



          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of ChrisKen Growth & Income L.P. II, a Delaware limited partnership (the "Company"), on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Mayer, Chief Financial Officer of ChrisKen Income Properties, Inc. II, the managing general partner of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





                                  By:      /S/ROBERT MAYER
                                          ---------------------------------
                                          Robert Mayer
                                          Chief Financial Officer
                                          ChrisKen Income Properties, Inc. II ,
                                            Managing General Partner
                                          ChrisKen Growth & Income L.P. II

                                             August 14, 2003


A signed original of this written statement required by Section 906 has been provided to ChrisKen Growth & Income L.P. II and will be retained by ChrisKen Growth & Income L.P. II and furnished to the Securities and Exchange commission or its staff upon request.